UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 7, 2013 (October 3, 2013)

HCA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11239	27-3865930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Plaza, Nashville, Tennessee	37203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 344-9551

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 7, 2013, HCA Holdings, Inc. (the “Company”) announced that the Company’s Board of Directors had appointed William B. Rutherford as Chief Financial Officer and Executive Vice President of the Company effective January 1, 2014, to occur simultaneously with the previously announced appointment of R. Milton Johnson, the Company’s current Chief Financial Officer and President, as Chief Executive Officer and President of the Company.

Mr. Rutherford has previously served as Chief Operating Officer of the Company’s Clinical and Physician Services Group since January 2011 and Chief Financial Officer of the Company’s Outpatient Services Group from November 2008 to January 2011. Prior to that time, Mr. Rutherford was employed by Summit Consulting Group of Tennessee from July 2007 to November 2008 and was Chief Operating Officer of Psychiatric Solutions, Inc. from March 2006 to June 2007. Mr. Rutherford also previously served in various positions with the Company from 1986 to 2005, including Chief Financial Officer of what was then the Company’s Eastern Group, Director of Internal Audit and Director of Operations Support.

Mr. Rutherford’s compensation as Chief Financial Officer and Executive Vice President has not yet been determined.

A copy of the press release issued by the Company relating to Mr. Rutherford’s appointment as the Company’s Chief Financial Officer and Executive Vice President is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit 99.1 Press Release, dated October 7, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA HOLDINGS, INC.

/s/ John M. Franck II
John M. Franck II Vice President – Legal & Corporate Secretary

Date: October 7, 2013

EXHIBIT INDEX

Exhibit 99.1	Press Release, dated October 7, 2013.